Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, and 333-166607 on Form S-8;

(2)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-64572,333-37924, 333-83767, and 333-81953, 333-46189, 333-39857, 333-15487, 333-01286 and 333-161913 on Form S-3; and

(3)	Registration Statements No. 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283 and 333-22513 on Form S-4.

of our report dated February 17, 2011 with respect to the consolidated balance sheets of DPL Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of results of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2010, which report appears as an exhibit to Current Report on Form 8-K/A of The AES Corporation dated January 31, 2012.

/s/ KPMG LLP

Philadelphia, PA

January 31, 2012